As filed with the Securities and Exchange Commission on December 8, 2023

Registration No. 333-275692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TFF Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4344737
(State of incorporation)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 400

Fort Worth, Texas 76107

(Address and telephone number of registrant’s principal executive offices)

Harlan Weisman, M.D.
Chief Executive Officer

TFF Pharmaceuticals, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

(817) 989-6358

(Name, address and telephone number of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of a “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (Amendment No. 1) to the Registration Statement on Form S-3 (File No. 333- 275692) of TFF Pharmaceuticals, Inc. (Registration Statement) is being filed solely for the purpose of filing an exhibit as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Description	Method of Filing
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on August 20, 2019

3.2	First Amended and Restated Bylaws of the Registrant	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 6, 2023

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Registrant	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 31, 2023

4.1	Specimen Certificate representing shares of common stock of Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on September 27, 2019

4.2	Form of Senior Indenture	Previously filed

4.3	Form of Subordinated Indenture	Previously filed

4.4	Form of Senior Note	Previously filed

4.5	Form of Subordinated Note	Previously filed

4.6	Form of Warrant Agreement	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities

4.7	Form of Unit Agreement	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities

5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith

23.1	Consent of Marcum LLP	Previously filed

23.4	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed electronically herewith

24.1	Power of Attorney	Previously filed

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939	To be subsequently filed, if applicable, under the electronic form type “305B2”

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939	To be subsequently filed, if applicable, under the electronic form type “305B2”

107	Filing Fee Table	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, Texas on December 8, 2023.

TFF PHARMACEUTICALS, INC.

By:	/s/ Harlan Weisman
Harlan Weisman, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 8, 2023 by the following persons in the capacities indicated.

Signature	Title

/s/ Harlan Weisman	President, Chief Executive Officer and Director (Principal
Harlan Weisman, M.D.	Executive Officer)

/s/ Kirk Coleman	Chief Financial Officer (Principal Financial and Accounting Officer)
Kirk Coleman

*	Director
Brandi Roberts

*	Director
Robert S. Mills, Jr.

*	Director
Stephen C. Rocamboli

Director
Catherine Lee

Director
Michael Patane

*By:	/s/ Harlan Weisman
Harlan Weisman, M.D.
Attorney-in-Fact

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